EXHIBIT 10.8

MarkMagic Reseller Agreement

Signed and validated on May 6 1996, by

CYBRA Corporation, with its offices located at One Executive Boulevard, Yonkers, NY 10701, USA, incorporated and registered under the laws of the state of New York, USA, hereinafter referred to as the Publisher,

and

Company Name: Apparel Business Systems, Inc.

with its offices located at

Address: 1100 E. Hector Street
Suite 419
PO Box 578
Conshohocken, PA 19428

hereinafter referred to as the Reseller.

I. Marketing Rights

The Publisher grants the Reseller marketing rights for software products listed below:

- **MarkMagic**
- **MarkMagic Print Only Version**

The terms and conditions of these rights, including territorial limitations, are defined below.

II. Period of the Agreement

This agreement is effective from date of signature and is in effect for five years thereafter. Each party may terminate the agreement by notifying the other party of the intent of so doing 3 months in advance without cause. Termination with cause is immediate.

III. Territorial Limitation

The Reseller may sell the product(s) only in the following countries:

A. Canada

B. United States of America

These countries are hereinafter referred to as the territory.

IV. Sales Commission

The sales commission for each **product** sold by the Reseller is 40% of the then current list price. This commission applies to the first year's annual support license.

The Reseller is eligible to receive MarkMagic for his own use at a 50% discount. This discount applies to annual support.

To sell **MarkMagic Print Only Versions,** the Reseller is free to distribute the **MarkMagic** libraries with the distributor's application program libraries.

The Reseller is responsible for all end user technical support arising from the use of **MarkMagic Print Only Versions**.

List prices for **products** are defined in CYBRA's Price List. Prices are subject to change and the Reseller will be notified by the Publisher 90 days in advance.

CYBRA periodically publishes product upgrades. The Reseller will be notified of availability and prices of upgrades. The commission on these upgrades is identical to that of products.

V. Protection and Security

The Reseller undertakes to maintain secrecy concerning know-how, documentation, working methods, etc. concerning the products, and to use such information only as required for purposes of executing this agreement.

A. The Reseller shall not engage directly or indirectly in the production, development, distribution or sale of any competitive software product while this agreement remains in effect.

B. The Reseller is authorized to copy the product for his own backup purposes only (where applicable), but not for licensing to end users, unless written permission has been obtained from the Publisher (see Selling Methods below).

VI. Warranty and Support

All materials, i.e., diskettes, documentation and software are warranted by the Publisher, and will be replaced if found to be defective. All other warranties are expressly disclaimed. The Publisher makes no expressed or implied warranties with regard to performance or fitness of purpose.

The Publisher is responsible for all end user technical support arising from the use of **CYBRA products** other than **MarkMagic Print Only Versions**.

VII. Selling Methods

To sell **CYBRA Products** other than **MarkMagic Print Only Versions**, the Reseller will be provided with a 3.5" Demo Diskette, which can be copied and given to prospects. When a prospect requests either a trial or wishes to purchase MarkMagic, the Reseller notifies CYBRA and places an order for a product package.

Each product package includes the User's Guide, brochure, software media, and license information. This will be sent to the Reseller, or directly to the customer, as requested.

A Permanent Authorization Code and returned signed license agreement will be issued to the reseller when: royalties due CYBRA (list price less commission) in the form of either a bank money order, check drawn on a US bank, money transfer or equivalent, in US funds and License Agreements completed by the customer are received by CYBRA.

Diskettes, brochures, and User's Guides can also be ordered separately.

VIII. Disclaimer

This agreement does not formulate a joint venture relationship nor a partnership. The Reseller is granted no additional authority to assume any obligation on behalf of the Publisher, or to perform any act in the name of the Publisher if not authorized to do so by this agreement.

A. The Reseller will not make contractual agreements which bind the Publisher. The Reseller is not the agent or employee of the Publisher, and will not represent himself as such.

B. The Reseller shall indemnify and hold the Publisher free of any and all claims of loss or liability arising from improper maintenance, support, or misrepresentation by the Reseller's personnel.

IX. Legal Considerations

The terms of this agreement will be governed by the laws of the state of New York, and any dispute arising between CYBRA Corporation and the Reseller will be settled by the jurisdiction of the authorized courts in the state of New York.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. THE PARTIES FURTHER AGREE THAT IT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ANY PROPOSAL OR PRIOR AGREEMENT, ORAL OR WRITTEN, AND ANY OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written.

The Publisher	The Reseller
CYBRA Corporation	Company Name: Apparel Business Systems Inc.
Authorized Representative: HAROLD BRAND	Authorized Representative: JIM LAWSON
Title: PRESIDENT	Title: VICE PRESIDENT.
One Executive Boulevard South Westchester Executive Park Yonkers, NY 10701-6804 USA	Address: 1100 E. HECTOR ST. Suite #419 PO BOX 578 CONSHOHOCKEN, PA 19428
Seal & Signature: [signature]	Signature: [signature]